Exhibit 10.9A

CONSENT TO CHANGE IN OWNERSHIP
and
AMENDMENT OF AGREEMENT

THIS CONSENT TO CHANGE IN OWNERSHIP AND AMENDMENT OF AGREEMENT (“Consent and Amendment”) is entered into as of June 22, 2006, by and between CHICAGO CONCOURSE DEVELOPMENT GROUP, LLC, a Delaware limited liability company (“Licensee”), and the CITY OF CHICAGO (the “City”), acting through the Commissioner of the Department of Aviation of the City of Chicago.

WITNESSETH:

WHEREAS, Licensee and City of Chicago, an Illinois municipal corporation (“City”), entered into that certain License Agreement for Wireless Communications Access System dated November 17, 2005 (the “Agreement”); and

WHEREAS, Concourse Communications Group, LLC, an Illinois limited liability company (“CCG”), which is a wholly-owned subsidiary of Concourse Holding Co., LLC, a Delaware limited liability company (“CH”), owns 70% of the membership interests of Licensee; and

WHEREAS, CARDINAL GROWTH, L.P., a Delaware limited partnership (“CG”) owns all of the capital stock of tego Communications, Inc., a Delaware corporation (“tego”); and

WHEREAS, tego, CARDINAL-CONCOURSE, L.P., a Delaware limited partnership (“CCLP”), and JOSEPH BEATTY, an individual (“Beatty”), collectively own 100% of the outstanding equity interests of CH (referred to herein as the “CH Membership Interests”); and

WHEREAS, Boingo Wireless, Inc., a Delaware corporation (“Boingo”), has agreed to purchase all of the capital stock of tego from CG and the CH Membership Interests owned by CCLP and Beatty in accordance with the terms and conditions set forth in that certain Securities Purchase Agreement dated May 11, 2006, by and among Boingo, CG, CCLP and Beatty (the “Securities Purchase Agreement”); and

WHEREAS, Licensee, on behalf of itself, Boingo, CG, CCLP and Beatty warrants and represents that the summary of the Securities Purchase Agreement attached hereto as Exhibit A (the “Summary”) accurately describes the material terms and conditions of the Securities Purchase Agreement and that the revised Economic Disclosure Statements and Affidavits attached hereto as Exhibit B (“EDSs”) represent the ownership of CCG following the closing on the Securities Purchase Agreement; and

WHEREAS, Licensee warrants and represents that the Securities Purchase Agreement has been approved by Rico Computers Enterprise, the minority owner of 30% of the membership interests of Licensee, and that the individual signing this Consent and Amendment on Licensee’s behalf is authorized to do so; and

WHEREAS, the proposed sale of the CH Membership Interests owned by CCLP and Beatty and the tego capital stock owned by CG to Boingo pursuant to the Securities Purchase Agreement would constitute a less than 100% change in ownership (as such term is defined in the Agreement) and requires the consent of the Commissioner pursuant to Section 10.3(B)(ii) of the Agreement; and

WHEREAS, Boingo, the Licensee, CG, CCLP and Beatty have requested Commissioner, and Commissioner has agreed, to consent to the Change in Ownership of Licensee as a result of the sale of CH Membership Interests by CCLP and Beatty and the sale of tego capital stock by CG to Boingo as contemplated under the Securities Purchase Agreement (collectively referred to herein as the “Change in Ownership Transactions”) on the terms set forth below; and

WHEREAS, Section 2.1 of the Agreement provides that the License granted by the Agreement is exclusive to the extent permitted by federal Legal Requirements; and

WHEREAS, the License granted by the Agreement is considered an airport concession pursuant to 49 C.F.R. Part 23; and

WHEREAS, 49 C.F.R Section 23.75 generally prohibits exclusive concessions in excess of five years and requires reassessment of DBE participation upon extension; and

WHEREAS, because it is in the best interests of the City and the traveling public that there be one antenna system at the airports, the parties desire to amend the Term of the License to comply with this requirement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Incorporation of Recitals/Defined Terms. All of the recitals contained herein and in the Agreement are hereby incorporated into and made a part of this Consent and Amendment. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.         Consent. The Commissioner hereby consents to the Change in Ownership Transactions in accordance with Section 10.3(B)(ii)(b) of the Agreement and agrees that the Change in Ownership Transactions shall not constitute an Event of Default under the Agreement.

3.         Amendment. Section 3.1 and Section 3.2 of the Agreement are hereby amended to read as follows:

“3.1 Term. The Term of this Agreement shall commence on the Commencement Date and shall expire on November 15, 2010, unless sooner terminated or extended to a later date under the provisions of this Agreement. The License is revocable in accordance with the terms of this

Agreement and, in any event, shall be automatically revoked upon the termination or expiration of this Agreement.

3.2 Extensions.

(A)       Provided that no Event of Default (as defined in this Agreement) has occurred and is continuing beyond any applicable cure period allowed herein, as of the date of expiration of the Term, the Term of this Agreement shall automatically be renewed for an additional five-year period (“First Extension Period”) unless Licensee submits to the City notice at least twelve, but not more than fifteen, months prior to expiration of the Term that it does not desire to extend the Term.

(B)        Provided that no Event of Default has occurred and is continuing beyond any applicable cure period allowed herein, as of the date of expiration of the First Extension Period, the Term of this Agreement shall automatically be renewed for an additional three-year period (“Second Extension Period”) unless either party submits to the other party notice at least twelve, but not more than fifteen, months prior to expiration of the First Extension Period that it does not desire to extend the Term.

(C)        Provided that no Event of Default has occurred and is continuing beyond any applicable cure period allowed herein, as of the date of expiration of the Second Extension Period, the Term of this Agreement shall automatically be renewed for an additional three-year period (Third Extension Period”) unless either party submits to the other party notice at least twelve, but not more than fifteen, months prior to expiration of the Second Extension Period that it does not desire to extend the Term.

(D)        At least fifteen months prior to any Extension of the Agreement, the parties will reassess the participation of Disadvantaged Business Enterprises in the License in accordance with the then-current provisions of 49 C.F.R. Part 23 or any successor regulations thereto and, if necessary, shall amend the Agreement accordingly.”

4.         Continued Effectiveness of Agreement. The parties hereto agree that, upon the consummation of the Change in Ownership Transactions, the Agreement shall remain in full force and effect and the Licensee shall remain fully liable for all payments due to the City under the Agreement and for the performance of all other obligations under the Agreement. Nothing contained in this Consent and Amendment shall be construed to modify, waive, impair or affect any of the obligations, covenants, agreements, terms, provisions or conditions contained in the Agreement, or to waive any breach in the keeping, observance or performance thereof.

5.         Effectiveness of Consent. Notwithstanding anything contained in this Consent and Amendment to the contrary, the consent to the Change in Ownership

Transactions shall not become effective unless and until the Change in Ownership Transactions are consummated under the terms and conditions set forth in the Securities Purchase Agreement. In the event the Change in Ownership Transactions do not occur within 90 days after the date of this Consent and Amendment for whatever reason, the consent to the Change in Ownership Transactions shall become null and void, the Agreement between Licensee and City shall remain in full force and effect, as amended herein, and neither Boingo nor any affiliate of Boingo shall assume or be held liable for any obligations under such Agreement.

6.         Counterpart. This Consent and Amendment may be executed in one or more counterparts each of which, when so executed and delivered, shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Consent and Amendment to be duly executed as of the day and year first above written.

City of Chicago (City)

By:	/s/ Nuria Fernandez
Nuria Fernandez
Commissioner of Aviation

Chicago Concourse Development Group, LLC (Licensee)

By:	/s/ James P. Janowiak
Name:	James P. Janowiak
Its:	Vice President